Advisory Agreement dated March 31, 2016 between the
Registrant, on behalf of Loomis Sayles Global Growth Fund, and Loomis, Sayles & Company, L.P. is incorporated by reference to exhibit (d)(1)(xxi) to PEA No. 206 filed on March 30, 2016 (Accession No. 0001193125-16-524006).

Registrant's Amended and Restated Plan pursuant to Rule
18f-3(d) under the Investment Company Act of 1940 effective
January 12, 2016 is incorporated by reference to exhibit
(n)(1) to PEA No. 204 to the Registration Statement filed on January 15, 2016 (Accession No. 0001193125-16-430924).

Exhibit 77Q(1)(i)